Exhibit 10.44

                                LICENSE AGREEMENT

      THIS AGREEMENT is made this 22nd day of March, 2000 by and between Wilhelmina Artist Management LLC, a New York Limited Liability Company with a principal place of business at 300 Park Avenue South, New York, NY 10010 (hereinafter, collectively, the "Licensor"); and WilhelminaUrbanCool.com, Inc., a Delaware corporation, with a principal place of business at 300 Park Avenue South, New York, NY 10010 (hereinafter, the "Licensee").

      WHEREAS, Licensor is the owner of the trademark "Wilhelmina" that it has used since at least as early as 1970 in connection with modeling services and subsequent to 1970 in connection with management services for musical performers (hereinafter, the "Mark"), which Mark has become well-known and recognized by the general public and associated in the public mind with Licensor; and

      WHEREAS, Licensee desires to utilize the Mark in connection with content for its network of web sites and a web site to be created by Licensee (the "Web Site") located at "WilhelminaUrbanCool.com" (the "Domain Name") that provides a broad array of information, entertainment, on-line services and products targeted to urban inner city residents as further described in this Agreement (hereinafter, the "Services"), which Services will be marketed in part through and by professional models, music celebrities and others (each of whose engagements shall be subject to separately negotiated agreements for specific services, except as described in this Agreement) who are approved in advance by Licensor.

      NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. LICENSE: Licensor hereby grants Licensee the right to use the Mark solely in connection with the above-mentioned Services and in all advertising and promotion for said Services, provided that Licensee offers the Services in accordance with the normal quality standards and specifications approved by Licensor which approval shall not be unreasonably withheld or delayed. Nothing in this Agreement shall be construed to prevent Licensor from granting any other licenses for the use of the Mark or from utilizing the Mark in any manner whatsoever, except that Licensor agrees that except as provided herein it will grant no other licenses during the Term of this Agreement (as hereinafter defined) for use of the Mark in connection with a web site that principally offers a broad array of information, entertainment, on-line services and products targeted to urban residents and businesses, African-Americans, Hispanic-Americans and other minorities in the United States, including but not limited to the web sites or similar web sites listed on Schedule 1; provided, that, the foregoing shall not prevent or limit the right of Licensor to license the Mark in connection with web sites that target one or more aspects of African-American, Hispanic-American, or other minority communities, as long as such web sites are not portals providing a broad array of information, entertainment, on-line services and products targeted to urban residents and businesses. For purposes of this definition, urban residents shall include residents living in urban areas as described in the most recent U.S. Census data. All rights not specifically licensed hereunder are reserved by Licensor.

2. QUALITY  CONTROL:

            a. Licensee agrees to use the Mark only in connection with the above-mentioned Services and in accordance with the reasonable standards, specifications, directions, information and know-how provided by Licensor from time to time in order to protect Licensor's rights in the Mark. In furtherance of, and without limiting, the foregoing, Licensee agrees to comply with any reasonable requirements established by Licensor concerning the style, design, display and use of the Mark including, without limitation, any requirement to use a trademark symbol ((TM) or (R)) with any or all uses of the Mark, and Licensee agrees that it will take all steps reasonably necessary to ensure that Licensor's ownership of the Mark is recognized and afforded protection wherever the Mark is used.

            b. Licensee agrees that (i) any and all uses of the Mark by Licensee, (ii) any and all content of the Web Site, (iii) any person or model whose name or likeness is used on or in connection with the Web Site, and (iv) any and all advertising and promotion related to the Web Site shall be subject to the advance written approval of Licensor, which approval shall not be unreasonably withheld or delayed and which approval shall be deemed to have been given if Licensor does not notify Licensee of its objections thereto within three (3) business days following Licensor's receipt of written request to Licensor for Licensor's approval of such.

            c. Upon written request from Licensor, Licensee shall submit for Licensor's review such materials and documents as Licensor shall reasonably require in order for Licensor to ensure that Licensee is in compliance with the terms of this Agreement, including compliance with all such standards, specifications, directions, information and know-how provided by Licensor to Licensee pursuant to the terms hereof.

            d. Licensee agrees to maintain the reasonable standards of quality established by Licensor including those standards provided to Licensee by Licensor pursuant to this Agreement. Licensor shall be the sole determiner of whether Licensee has maintained said standards of quality provided that Licensor utilizes reasonable discretion.

      3. OWNERSHIP/POLICING OF MARK: Licensee agrees that ownership of the Mark and the goodwill relating thereto shall remain vested in Licensor and that Licensee's use of the Mark inures to the benefit of Licensor both during the Term of this Agreement and thereafter, and Licensee further agrees never to challenge, contest or question the validity of Licensor's ownership of the Mark or any registrations thereof by Licensor. Licensee agrees to inform Licensor of the use of any marks similar to the Mark and any potential infringements of Licensor's Mark which come to its attention.

      4. LITIGATION: In the event Licensee is named as defendant in any action based on its use of the Mark, Licensee agrees to immediately notify Licensor, and Licensor shall have the right to intervene in any such action and to control and direct the defense thereof, including the right to select defense counsel, provided that in the event Licensor chooses to exercise control it agrees to immediately reimburse Licensee for the cost of its defense and to indemnify it against


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all damages arising therefrom, provided that Licensee has compiled with all its obligations under this Agreement.


      5. DOMAIN NAME: Licensee agrees that during the Term of this Agreement that it shall maintain in its own name a valid and operable registration for the Domain Name and shall not transfer or assign to any third party or otherwise encumber said Domain Name registration. Licensor shall not have the right to utilize the Domain Name after the Term of this Agreement.

      6. INDEMNIFICATION:

            a. Licensee hereby assumes all responsibility for and agrees to defend, indemnify, and hold harmless Licensor against any and all damages, losses, claims, suits or other expenses whatsoever, including Licensor's reasonable attorneys' fees, arising out of (i) the negligent or intentional acts or omissions of Licensee or its employees or agents, (ii) any of Licensee's promotion, advertising, use or sale of the Mark and Services or (iii) any breach by Licensee of any covenant, representation or agreement of Licensee contained in this Agreement.

            b. Licensor hereby assumes all responsibility for and agrees to defend, indemnify, and hold harmless Licensee against any and all damages, losses, claims, suits or other expenses whatsoever, including Licensee's reasonable attorneys' fees, arising out of (i) alleged trademark infringement arising out of Licensee's use of the Mark itself (i.e., as distinguished from the Domain Name and any variations thereof) in accordance with the provisions of this Agreement, (ii) any breach by Licensor of any covenant, representation or agreement of Licensor contained in this Agreement, (iii) the negligent or intentional acts or omissions of Licensor or its employees or agents or (iv) any of Licensor's promotion, advertising, use or sale of the Mark.

      7. REPRESENTATIONS AND WARRANTIES:

            a. Licensee represents, warrants, and covenants that (i) it has the full power and authority to enter into this Agreement, (ii) it will use its best efforts to market and sell the Services in a commercially reasonable and ethical manner, (iii) it will market and sell the Services in accordance with all applicable laws and regulations and (iv) it will not disclose to any third party, without Licensor's consent, any information relating to or disclosed to it in connection with this Agreement, which is or reasonably should be understood to be confidential or proprietary, except as required in connection with filings as required by law or by a national securities exchange.

            b. Licensor represents, warrants and covenants that (i) it has full power and authority to enter into this Agreement, (ii) it has the right to license the Mark to Licensee, (iii) without limiting the Licensor's obligations hereunder, which are absolute and unconditional, it will utilize its best efforts to provide the content requested by Licensee pursuant to this Agreement and (iv) it will not disclose to any third party, without Licensor's consent, any information relating to or disclosed to it in connection with this Agreement, which is or reasonably should be understood to be confidential or proprietary.


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

      8. TERM: The term of this Agreement shall commence on the date hereof and shall remain in full force and effect for a period of twenty-five (25) years (the "Initial Term"), unless earlier terminated pursuant to the provisions hereof. At the end of each five (5) year term beginning with the end of the Initial Term, this license shall be automatically renewed for a further five (5) year term upon all the terms and conditions contained herein, unless the Licensor shall be given written notice to the contrary by Licensee at least thirty (30) days prior to the expiration date or unless earlier terminated pursuant to the provisions hereof. The Initial Term and any subsequent five (5) year terms are sometimes collectively referred to herein as the "Term."

      9. COVENANTS AND REPRESENTATIONS OF LICENSOR:

            a. Licensee shall have the right to utilize on its Web Site or network of web sites any and all information, head shots, photographs, and other material cleared for such use to be furnished by Licensor, or its affiliates, or developed by Licensor, which Licensor, or its affiliates, has the right to utilize for self-promotion, as determined by Licensor, in connection with its capacity as agent for models and other talent which it represents. Licensor agrees to make all of such material available to Licensee at Licensee's request for use on Licensee's Web Site or network of web sites. Licensor hereby represents to Licensee that Licensor has full power and capacity to assign such rights to Licensee to utilize such material to Licensee.

            b. Licensor agrees during the term of this Agreement to assist Licensee in creating content for the Licensee's Web Site or network of web sites, such content shall include, but not be limited to the items described in Schedule 2, annexed hereto. Licensor, at its own cost, shall provide the underlying materials necessary to produce such content and Licensee shall be responsible for converting such materials for use on the Web Site and shall bear the cost and expense thereof.

            c. Licensor hereby agrees to provide a cross link in a form reasonably acceptable to Licensee to Licensee's Web Site on any web site that is owned or operated by Licensor or to Licensor's affiliates and Licensor agrees to utilize its best efforts to provide a cross link for Licensee on any web site in which Licensor or its affiliates have an ownership interest.

      10. REVENUE SHARING: Licensor and Licensee shall negotiate in good faith to establish revenue sharing arrangements with respect to (i) third-party modeling jobs initiated by Licensee (for which a 10% finder's fee shall apply),
(ii) joint contests and (iii) merchandising, subject to Licensor's approval of the use of the Mark in each case.

      11. TERMINATION:

            a. Except as otherwise provided herein, this Agreement may only be terminated by written agreement of both parties signed by their officers or representatives. Licensor may terminate this Agreement:

                  i) on not less than thirty (30) days written notice in the event that Licensee defaults on or fails to comply with any provision of this Agreement,


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            unless within such thirty (30) day period Licensee shall remedy such default or failure to comply or diligently commences to remedy such default or failure to comply and consummates such remedy as soon as practicable thereafter.

                  ii) if Licensee, or its shareholders, officers, directors, employees, or agents take any action in connection with the sale, advertising, distribution, dissemination or promotion of the Services and/or the Mark which damages or reflects adversely upon the Licensor or the Mark materially, as determined reasonably by Licensor;


                  iii) if Licensee fails to make commercial use of the Mark for a period of twelve (12) months or more; or

                  iv) if Licensee ceases its business operations or makes any assignments of assets or business for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs, or if Licensee files a petition in bankruptcy or is adjudicated bankrupt or insolvent.

            b. Licensee acknowledges that its failure to cease use of the Mark after the termination or expiration of this Agreement will result in immediate and irreparable harm to Licensor and to the rights of any subsequent licensee of Licensor such that Licensor would have no adequate remedy at law, and that in such event, Licensor shall be entitled to seek equitable relief including injunctive relief, as well as such other relief as a court of competent jurisdiction may deem just and proper.

            c. Licensor acknowledges that its failure to cease use of the Domain Name after the termination or expiration of this Agreement will result in immediate and irreparable harm to Licensee and to the rights of any subsequent licensee of Licensee such that Licensee would have no adequate remedy at law, and that in such event, Licensee shall be entitled to seek equitable relief including injunctive relief, as well as such other relief as a court of competent jurisdiction may deem just and proper.

      12. SUBLICENSING/ASSIGNMENT: Except for sublicenses to affiliates of Licensee which for purposes hereof shall mean entities which directly or indirectly are controlled by the Licensee or Urban Cool Network, Inc., as defined by Rule 405 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, Licensee may not sublicense any of the rights granted herein and may not assign any of its rights hereunder without the prior written consent of Licensor which shall be exercised in good faith. This Agreement will inure to the benefit of the Licensor, its successors and assigns.

      13. ATTORNEY'S FEES: In the event of any breach or alleged breach, under this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

      14. REMEDIES: In the event of either party's failure to perform hereunder, in addition to any other remedies available at law or in equity, the parties shall have the right to enforce specific performance of the obligations under this Agreement.


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

      15. CHOICE OF LAW: This Agreement shall be interpreted under the laws of the State of New York.

      16. RELATIONSHIP OF PARTIES: Nothing contained herein shall be construed to create, expressly or by implication, an employment relationship, joint venture, partnership, or other association between the parties, and neither party may bind the other party in any dealings with any third parties. For purposes of this Agreement references to Licensee's Web Site or network of web sites shall include Urban Cool Network, Inc.'s web sites. Nothing herein shall entitle Licensor to any rights to the Urban Cool brand, name or any rights in Urban Cool's web sites.

      17. WAIVER: The waiver by either party of a breach of a provision of this Agreement shall not operate or be construed to invalidate the balance of the provisions contained in this Agreement, which shall continue to remain in effect.

      18. SEVERABILITY: The finding by any court that a provision of this Agreement is invalid shall not operate or be construed to invalidate the balance of the provisions contained in this Agreement, which provisions shall continue to remain in full force and effect.

      19. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and all prior proposals, discussions or writings are superseded hereby. The terms of this License shall be binding upon and shall inure to the benefit of the parties and their successors, heirs and assigns.

      20. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original of the party or parties executing the same and all of which together shall be deemed to constitute one and the same agreement.


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

      IN WITNESS WHEREOF, the parties hereto execute this License Agreement by their duly authorized representatives on the date set forth above.

                                            WILHELMINA ARTIST MANAGEMENT, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            WILHELMINAURBANCOOL.COM, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

ACKNOWLEDGED AND AGREED
WITH RESPECT TO SECTION 9 OF THE
FOREGOING AGREEMENT:

WILHELMINA MODELING AGENCY

By:
   ---------------------------------

Name:
Title:


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



SCHEDULE 1

                                List of Web Sites

urban box office
urbanmagic.com
BET.com
BlackPlanet.com
Blackvoices.com
Blackfamily.com
NetNoir.com
PeopleofColor.com
LatinaOnline
OneNetNow.com
NationNet
Latinobay.com


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



                                   SCHEDULE 2

      NOTE: Notwithstanding anything to the contrary herein set forth, the services of models and other talent represented by Licensor (and any use of their photos or likenesses other than to promote Licensor or Licensee) shall be subject to separately-negotiated arrangements between Licensee and Licensor on behalf of such models and other talent for the applicable services involved; provided, however, that Licensor's supplying of models for launch events and model headshots for display on the Web Site shall be at no cost to Licensee.

      1. Launch Events: Licensor shall provide models to Licensee for web casting on the Licensee's Web Site. The Licensee shall have the right to request models from one of the following categories: Wilhelmina Sports, Creative Management and Music artists. The launch event will be conducted by Licensee semi-annually, at the option of the Licensee. The Licensee shall have the right to utilize the launch event, among other uses, (i) to signal the launch of a new site, channel or feature on the Licensee's Web Site or (ii) in conjunction with industry trade shows in North America, South America and Europe.

            a. NetStand Kiosks and CyberCenter Events: Licensor shall supply models and celebrities for participation at trade shows attended by Licensee and for launch events for netstand kiosks and cyber-centers sponsored by Licensee. The talent supplied will be featured on Licensee's Web Site.

      2. Model Search: Licensor shall conduct an annual high profile urban themed model search, upon the request of the Licensee, utilizing the Licensee's Web Site and NetStand kiosks as requested by Licensee. The parties anticipate seeking a multi-media partner (either television, radio or print) in connection with the model search. The parties anticipate that the model search will consist of one of the following categories: (i) high fashion runway model (female), (ii) children, (iii) sports model (male) and (iv) plus size model (women).

      3. Profile: Licensor shall supply a model or celebrity, to be featured weekly on Licensee's Web Site. The feature shall include an interview, pictures, video clip, e-mail program on live chats as agreed by Licensor and Licensee.

      4. Wilhelmina Agency Feature: Licensor shall supply information to Licensee for use on the Licensee's Web Site, which shall be updated not less than quarterly, with respect to the following: (i) the modeling agency business,
(ii) how to become a model agent, (iii) how to obtain a model agent, (iv) behind the scenes at the Wilhelmina Agency and (v) the importance of having a model agent.

      5. Wilhelmina Urban Cool Merchandise: Licensor and Licensee shall sell merchandise, subject to Licensor's approval of the use of the Mark in each case, on the Licensee's Web Site and shall share in the revenues on terms to be negotiated in good faith. Licensor shall assist Licensee in developing three calendars on an annual basis (female, male and children), for which Licensee shall be entitled to any revenues except as otherwise agreed if Licensor contributes to the cost of production thereof. Licensee's Web Site shall be used to select the models and determine the month in which they should be featured. Licensee shall design the calendar (subject to Licensor's approval) with an urban international theme. Licensor shall cooperate


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with Licensee's promotion of the calendar in the third quarter of each year.
Licensor shall cooperate with Licensee in seeking a retail partner for the calendars, such as Saks Fifth Avenue (female), Barney's (male) or Gap Kids (Children). The parties shall seek to sell other merchandise on-line such as t-shirts, caps, mugs, backpacks and other items. Licensee shall share in revenues of Wilhelmina Urban Cool merchandise sold on Licensor's web sites.

      6. Wilhelmina Urban Cool Monthly Contest: Licensee, at its option, shall design a monthly contest with the assistance of the Licensor that requires the user to answer questions in one of the following categories: models/fashion, entertainment and sports. The answers to the questions will be found in areas on the Web Site. Licensee anticipates that there will be several prizes leading to a grand prize. The Licensee intends to seek corporate partners for the contest.

      7. History of Wilhelmina: Licensor shall supply content to Licensee for a standard channel feature which shall include historical, current material and upcoming events.

      8. Wilhelmina Urban Cool Auctions: Licensor shall consult with Licensee with respect to content for Licensee to feature in connection with celebrity merchandise, trips and ticket packages. The merchandise shall have an urban theme and may be auctioned on-line. The celebrities will host on line auctions on Licensee's Web Site. Licensee will offer additional auctions upon consultation with Licensor.


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